Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of SITO Mobile, Ltd. (the “Company”) on Form S-8 (File Nos. 333-163557, 333-175725 and 333-175728) and Form S-3 (File No. 333-213221) of our report dated April 17, 2017, on our audit of the consolidated financial statements of the Company as of December 31, 2016, and for the year then ended, which report is included in this Annual Report on Form 10-K for the two years ended December 31, 2017 and 2016.

/s/ RBSM LLP

New York, NY

April 2, 2018